Exhibit 3.2

AMENDED AND RESTATED
BYLAWS OF

NEWPORT CORPORATION

A Nevada Corporation

(as adopted August 16, 2010)

ARTICLE I

OFFICES

     Section 1. Principal Offices.

          (a) The Corporation shall have a registered agent, who may be either an individual or corporation, resident or located in the State of Nevada, in charge of its registered office in said state. The registered agent shall be chosen by and serve at the pleasure of the Board of Directors and shall hold office until a successor is chosen and qualified.

          (b) The principal office for transaction of the business of the Corporation shall be located in the City of Irvine, California; provided that the Board of Directors shall have full power and authority to change the principal corporate office to another location at any time and from time to time.

     Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Nevada as the Board of Directors may from time to time determine or the business of the Corporation may require.

     Section 3. Records at Registered Office. The Corporation shall cause a certified copy of its Articles of Incorporation and all amendments thereto, of its Bylaws and all amendments thereto, and a statement setting forth the name and address of the transfer agent for the Corporation to be kept at its registered office in the State of Nevada.

     Section 4. Books. The books of the Corporation may be kept within or without the State of Nevada as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETING OF STOCKHOLDERS

     Section 1. Actions at Meetings. All actions which the stockholders are entitled to take pursuant to law, the Articles of Incorporation or these Bylaws, shall be taken at an annual or special meeting of the stockholders convened in accordance with this Article II. Without limiting the foregoing, in no event shall the stockholders be entitled to act by written consent.

     Section 2. Place of Meetings. All meetings of the stockholders shall be held at such place either within or without the State of Nevada and on such date and at such time as may be designated from time to time by the Board of Directors. If the Board of Directors shall fail to fix such place, the meetings shall be held at the principal corporate office of the Corporation.

     Section 3. Annual Meetings. Annual meetings of stockholders shall be held at a time, place and date designated by the Board of Directors for the purpose of electing directors and transacting such other business as may properly be brought before the meeting.

     Section 4. Special Meetings. Special meetings of stockholders, for any purpose or purposes, may be called by the Board of Directors, the Chairman of the Board of Directors, or the President, and shall be called by the Chairman of the Board of Directors or the President upon the request of holders of the shares entitled to cast not less than 50% of the votes at such meeting. Special meetings may not be called by any other person. A request to call a special meeting of the stockholders shall state the purpose or purposes of the proposed meeting. Business transacted at all special meetings of stockholders shall be confined to the purpose or purposes stated in the notice of the meeting.

     Section 5. Notification of Business to be Transacted at Meeting. To be properly brought before a meeting, business must be specified in the notice of meeting (or any supplement thereto) or, if no notice of meeting is given, otherwise properly brought before the meeting by or at the direction of the Board of Directors.

     Section 6. Notice; Waiver of Notice. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given by the Secretary or an Assistant Secretary, the President or a Vice President or such other persons as the Board of Directors may designate, which shall state the place, date and hour of the meeting, and the purpose or purposes for which the meeting is called. Unless otherwise required by law, such notice shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation. Such notices may also be given by a form of electronic transmission consented to by the stockholder to whom the notice is given. If sent by electronic transmission, notice to a stockholder shall be deemed to be given if by (i) telecopy, when directed to a number at which the stockholder has consented to receive notice, (ii) electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice, (iii) a posting on an electronic network together with a separate notice to the stockholder of the specific posting, upon the later of (1) such posting and (2) the giving of the separate notice (which notice may be given in any of the manners provided above), or (iv) any other form of electronic transmission, when directed to the stockholder. A written waiver of any such notice signed by the person entitled thereto, or his duly authorized attorney-in-fact, whether before or after the time stated therein, shall be deemed equivalent to notice.

     Section 7. Validation of Defectively Called or Noticed Meetings. The actions taken at any meeting of stockholders, either annual or special, however called and noticed, shall be as valid as though taken at a meeting duly held after regular call and notice, if (i) a quorum be present either in person or by proxy at the meeting, and (ii) each of the persons entitled to vote, not present in person or by proxy or who, although present at the meeting, properly objected to the transaction of any business because of any deficiency in calling or conveying the meeting, signs a written waiver of notice or consent to holding of such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

     Section 8. Quorum; Adjournment. Except as otherwise required by law or provided by the Articles of Incorporation, the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. If, however, less than a quorum shall be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present or represented. At any adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If after the adjournment a new record date is required to be fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting. The stockholders present at a duly noticed meeting at which a quorum was initially present may continue to transact business until adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum present.

     Section 9. Voting. Except as otherwise required by law, or provided by the Articles of Incorporation or these Bylaws, any matter brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the stock represented and entitled to vote thereat. Unless otherwise provided in the Articles of Incorporation, each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of stock entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy, but no proxy shall be voted on or after six months from its date, unless such proxy is coupled with an interest or provides for a longer period, which in no event shall exceed seven years. Except as otherwise provided herein or by applicable law, any proxy may be revoked at any time by filing with the Secretary of the Corporation an instrument revoking it or a duly executed proxy bearing a later date. All proxies and revocations of proxies shall be filed with the Secretary of the Corporation immediately after the meeting has been called to order.

     Section 10. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the statement required by Section 3 of Article I or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders, provided, however, that a stockholder’s examination of the stock ledger or books of the Corporation shall be subject to the further restrictions set forth in these Bylaws.

     Section 11. Inspectors of Election. In advance of any meeting of stockholders, the Board of Directors may appoint one or more persons (who shall not be candidates for office) as inspectors of election to act at the meeting. If inspectors are not so appointed, or if an appointed inspector fails to appear or fails or refuses to act at a meeting, the Chairman of any meeting of stockholders may, and on the request of any stockholder or his proxy shall, appoint inspectors of election at the meeting. In the event of any dispute between or among the inspectors, the determination of the majority of the inspectors shall be binding.

     Section 12. Organization. At each meeting of stockholders, either the Chairman of the Board of Directors or any executive officer who has been appointed by the Board of Directors, as determined by the Board of Directors, shall act as Chairman of the meeting and preside at the meeting. The Secretary (or in his absence or inability to act, the person whom the Chairman of the meeting shall appoint secretary of the meeting) shall act as secretary of the meeting and keep the minutes thereof.

     Section 13. Order of Business. Meetings of stockholders shall generally follow reasonable and fair procedure. Subject to the foregoing, the conduct of any meeting and the determination of procedure and rules shall be within the absolute discretion of the Chairman of the meeting, and there shall be no appeal from any ruling of the Chairman with respect to procedure or rules. Accordingly, in any meeting of stockholders or part thereof, the Chairman shall have the absolute power to determine appropriate rules or to dispense with theretofore prevailing rules. Without limiting the foregoing, the following rules shall apply:

(a)	Within his sole discretion, the Chairman of the meeting may adjourn such meeting by declaring such meeting adjourned. Upon his doing so, the meeting is immediately adjourned;

(b)	The Chairman may ask or require that anyone who is not a bona fide stockholder or proxy leave the meeting;

(c)	A resolution or motion shall be considered for vote only if proposed by a stockholder or duly authorized proxy, and seconded by an individual who is a stockholder or a duly authorized proxy, other than the individual who proposed the resolution or motion. The Chairman may propose any motion for vote; and

(d)	The Chairman of the meeting may impose any reasonable limits with respect to participation in the meeting by stockholders, including, but not limited to, limits on the amount of time at the meeting taken up by the remarks or questions of any stockholder, limits on the number of questions per stockholder, and limits as to the subject matter and timing of questions and remarks by stockholders.

     Section 14. Advance Notice of Stockholder-Proposed Business at Any Meeting of Stockholders. To be properly brought before any meeting of the stockholders, business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder entitled to vote at the meeting. In addition to any other applicable requirement, including (without limitation) requirements imposed by federal securities laws pertaining to proxies, for business to be properly brought before any meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal corporate offices of the Corporation, at least seventy-five (75) days prior to the meeting; provided, however, that in the event that less than ninety (90) days’ notice or prior public disclosure of the date of any annual meeting of stockholders is given or made to stockholders by the Corporation, notice by the stockholder to be timely must be so received not later than the close of business on the fifteenth (15th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before any meeting of the stockholders (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

               Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any meeting of the stockholders except in accordance with the procedures set forth in this Article II, Section 14; provided however, that nothing in this Article II, Section 14 shall be deemed to preclude discussion by any stockholder as to any business properly brought before any meeting.

               The Chairman of the meeting shall, if the facts warrant, determine and declare at any meeting of the stockholders that business was not properly brought before the meeting in accordance with the provisions of this Article II, Section 14, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

ARTICLE III

DIRECTORS

     Section 1. Powers. Except as otherwise required by law or provided by the Articles of Incorporation, the business, property and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

     Section 2. Number and Election of Directors. The current number of authorized directors shall be eight. Subject to any limitations provided by applicable law or in the Articles of Incorporation, the authorized number of directors may be increased or decreased within the range set forth in the Corporation’s Articles of Incorporation by amendment to this Section 2 adopted by the vote of at least 75% of the directors then in office. No decrease in the number of directors shall have the effect of shortening the term of any incumbent directors. Beginning with any director elected at the 2011 annual meeting of stockholders, each director shall be elected for a term of one (1) year. Any director who was elected for a four (4) year term prior to the 2011 annual meeting of stockholders (each, a “Previously Elected Director”) shall serve the remainder of his or her four (4) year term, subject to his or her earlier resignation or removal. Upon the expiration of any term of a Previously Elected Director, each elected successor for such director shall be elected for a one (1) year term. Directors and nominees for director need not be stockholders of the Corporation or residents of the State of Nevada. Notwithstanding any other provisions of these Bylaws, the provisions of this Section 2 may not be amended except by vote of at least 75% of the shares of the Corporation then entitled to vote on such change or the affirmative vote of at least 75% of the directors then in office.

     Section 3. Resignation or Removal. A director may resign at any time by giving written notice to the Chairman of the Board (if one shall be elected), the President or the Secretary of the Corporation, such resignation to become effective immediately, unless otherwise specified in the notice of resignation. It the resignation of a director is effective at a future time, the Board of Directors may elect a successor prior to such effective time to take office when such resignation becomes effective. Any director may be removed from the Board of Directors at any time with cause, by the affirmative vote of the Board of Directors or by the affirmative vote, taken at any special meeting of the stockholders called for that purpose, of stockholders representing not less than two-thirds of all shares outstanding and entitled to vote. Except as may otherwise be provided by law, cause for removal shall be construed to exist only if the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal or has been adjudged by a court of competent jurisdiction to be liable for negligence or misconduct in the performance of his duty to the Corporation in a matter of substantial importance to the Corporation, and such adjudication is no longer subject to direct appeal.

     Section 4. Vacancies. Vacancies in the Board of Directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director. Each director so elected shall hold office until the next annual meeting of the stockholders and until a successor has been elected and qualified. A vacancy or vacancies in the Board of Directors shall be deemed to exist in the event of the death, resignation, or removal of any director, or if the authorized number of directors is increased. The stockholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors.

     Section 5. Nominations. Unless waived by the Board of Directors, no person not already a director shall be eligible to be elected to or serve as a director unless such person’s nomination shall have been notified to the Board of Directors at least seventy-five (75) days before the initiation of solicitation to the stockholders for election in the event of an election other than at an annual meeting and ninety (90) days before the corresponding date that had been the record date of the previous year’s annual meeting in the event of an election at an annual meeting. Any such notification pursuant to this subsection shall be effective and such person shall be eligible to be nominated or to serve only if the notification contains all information concerning such nominee as would be required under the then-current rules of the Securities and Exchange Commission to be included in a proxy statement soliciting proxies for the election of the nominee, and such information complies with provisions of Rule 14a-9 of the Securities Exchange Act of 1934, as amended. No person shall be eligible to be elected or to serve as a director of the Corporation if such person: (i) serves as an attorney, investment banker, employee, agent, officer or director of (1) a business entity that carries on a significant business that is competitive with any material portion of the business of the Corporation or any direct or indirect subsidiary of the Corporation (a “Competitive Business Entity”), or (2) a business entity which either itself or through subsidiaries, partnerships or through any Affiliates or Associates (as defined under Rule 12b-2 of the Securities Exchange Act of 1934) beneficially owns more than $250,000 in fair market value of the securities of any such Competitive Business Entity; or (ii) is an Associate or Affiliate of any such Competitive Business Entity.

     Section 6. Time and Place of Meetings. The Board of Directors shall hold its meetings at such place, either within or without the State of Nevada, and at such time as may be determined from time to time by the Board of Directors.

     Section 7. Annual Meeting. The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of stockholders, on the same day and at the same place where such annual meeting shall be held. Notice of such meeting need not be given. In the event such annual meeting is not so held, the annual meeting of the Board of Directors may be held at such place, either within or without the State of Nevada, on such date and at such time as shall be specified in a notice thereof given as hereinafter provided in Section 9 of this Article III or in a waiver of notice thereof.

     Section 8. Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Nevada at such dates and times as the Board of Directors may from time to time determine and, if so determined by the Board of Directors, notices thereof need not be given.

     Section 9. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President, by any Vice President, the Secretary or by any two directors. Notice of the date, time and place of special meetings shall be delivered personally or by telephone to each director or sent by (i) overnight courier, first-class mail or telegram, charges prepaid, (ii) electronic mail, or (iii) telecopy, addressed to each director at the director’s physical address, electronic mail address, or telecopy number (as the case may be) as shown on the records of the Corporation. In case the notice is mailed, it shall be deposited in the United States mail at least five days before the time of the holding of the meeting. In case the notice is delivered personally or by overnight courier, telephone, telegram, electronic mail or telecopy, it shall be deposited with such courier or transmitted (as the case may be) at least 24 hours before the time of the holding of the meeting. The notice need not specify the purpose of or the business to be transacted at the meeting.

     Section 10. Quorum; Vote Required for Action; Adjournment. Except as otherwise required by law, or provided in the Articles of Incorporation or these Bylaws, a majority of the directors shall constitute a quorum for the transaction of business at all meetings of the Board of Directors and the affirmative vote of not less than a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present. A meeting at which a quorum is initially present may continue to transact business, notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum to conduct that meeting. When a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Board of Directors may transact any business which might have been transacted at the original meeting.

     Section 11. Actions by Written Consent. Unless otherwise restricted by the Articles of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

     Section 12. Telephone Meetings. Unless otherwise restricted by the Articles of Incorporation, members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors or such committee designated by the Board of Directors or such committee, as the case may be, may hold meetings, or participate in meetings, by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section 12 shall constitute presence in person at such meeting.

     Section 13. Committees. Unless otherwise restricted by the Articles of Incorporation, the Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any such committee who may replace any absent or disqualified member at any meeting of the Committee. In the event of absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the committee member of members present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member. Any committee, to the extent allowed by law and as provided in the resolution establishing such committee, shall have and may exercise all the power and authority of the Board of Directors in the management of the business and affairs of the Corporation. Each committee shall report to the Board of Directors when required.

     Section 14. Independent Committee to Consider Acquisition Offer. In the event that the Corporation shall receive an offer or proposal for the acquisition of the Corporation, whether by merger, consolidation, sale of all or substantially all the assets of the Corporation, issuance and sale of a controlling block of authorized but unissued shares of capital stock of the Corporation or a tender offer for outstanding shares of voting stock (hereinafter an “Acquisition Offer”), the Board of Directors shall appoint a committee thereof comprised of not less than three directors who are neither officers nor employees of the Corporation and who are not Associates or Affiliates (as those terms are defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934) of the offeror (the “Independent Committee”) to consider, evaluate and make a recommendation to the Board of Directors with respect to such Acquisition Offer. The Independent Committee shall be granted full power and authority to retain and consult with independent investment banking advisors and such other experts and advisors as the Independent Committee shall deem necessary or appropriate and to take such other action as the Independent Committee shall deem necessary or appropriate in order to consider and evaluate the Acquisition Offer and to recommend to the Board of Directors thereon.

     Section 15. Compensation. The Directors may be paid such compensation for their services as the Board of Directors shall from time to time determine.

     Section 16. Validation of Defectively Called or Noticed Meetings. The transactions of any meeting of the Board of Directors, whether annual, regular or special, however called and noticed, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum of the directors are present at such meeting and if each of the directors who is not present executes a written waiver of notice or consent to the holding of such meeting and if any director who is present and objects to the transaction of any business at the meeting because of any deficiency in the call or notice of the meeting executes a written approval of the minutes of such meeting.

ARTICLE IV

OFFICERS

     Section 1. Executive Officers. The executive officers of the Corporation shall be a President, a Treasurer and a Secretary. The Secretary shall have the duty, among other things, to record the proceedings of the meetings of stockholders and directors in a book kept for that purpose. The Corporation may also have such other executive officers, including a Chief Executive Officer, Chief Financial Officer and one or more Vice Presidents, as the Board may in its discretion appoint. The Board of Directors, if it so determines, may appoint a Chairman of the Board and a Vice Chairman of the Board from among its members. Any number of offices may be held by the same person, except that the President shall not be the same person as the Secretary.

     Section 2. Election and Term of Office. The executive officers of the Corporation shall be elected annually by the Board of Directors at the annual meeting or a regular meeting thereof. Each such officer shall hold office at the discretion of the Board of Directors until his successor is elected and qualified, or until his earlier death, resignation or removal.

     Section 3. Subordinate Officers. In addition to the executive officers enumerated in Section 1 of this Article IV, the Corporation may have one more assistant treasurers and assistant secretaries and such other subordinate officers, agents and employees as the Board of Directors may deem necessary, each of whom shall hold office for such period as the Board of Directors may from time to time determine. The Board of Directors may delegate to any executive officer the power to appoint and to remove any such subordinate officers, agents or employees.

     Section 4. Removal. Except as otherwise delegated to any executive officer with respect to subordinate officers, any officer may be removed, with or without cause, at any time, by resolution adopted by the Board of Directors. Such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation.

     Section 5. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors (or to a principal officer if the Board of Directors has delegated to such principal officer the power to appoint and to remove such officer). The resignation of any officer shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 6. Vacancies. Any vacancy in any office shall be filled in such manner as the Board of Directors shall determine.

     Section 7. Powers of Duties. The Chief Executive Officer, if one shall be appointed, shall, subject to the direction and control of the Board of Directors, be the general manager of, and supervise and direct, the business and affairs of the Corporation and the conduct of the officers of the Corporation. The other officers of the Corporation shall have such powers and perform such duties incident to each of their respective offices and such other duties as may from time to time be conferred upon or assigned to them by the Board of Directors or the Chief Executive Officer.

     Section 8. Salaries. The remuneration of all executive officers of the Corporation shall be fixed by the Board of Directors.

ARTICLE V

STOCK

     Section 1. Stock Certificates; Uncertificated Shares. Every holder of stock in the Corporation shall be entitled to have a certificate signed, in the name of the Corporation (i) by the Chairman of the Board of Directors, the President or a Vice President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by the stockholder in the Corporation. If the Corporation is authorized to issue more than one class of stock or more than one series of any class, there shall be set forth on the face or back of each certificate evidencing the ownership of securities of the Corporation a statement setting forth the office or agency of the Corporation from which a stockholder may obtain a copy of a statement setting forth in full or summarizing the designations, preferences and rights, whether relative, participating, optional or special, of the various classes of stock or series thereof and the qualifications, limitations or restrictions on such rights. Copies of such statement or summary shall be furnished to stockholders of the Corporation upon request and without charge. The Corporation may also issue uncertificated shares of some or all of the shares of any or all of its classes or series in accordance with the General Corporation Law of the State of Nevada.

     Section 2. Signatures. Any, or all, of the signatures on a certificate may be a facsimile if the certificate is countersigned or otherwise authenticated by a transfer agent or transfer clerk and by a registrar other than the Corporation or an employee of the Corporation. In case any officer, who has signed or whose facsimile signature has been placed upon a certificate shall die, resign or otherwise cease to hold such office before such certificate is issued, it may be issued by the Corporation with the same effect as if the person or persons who signed such certificate or whose facsimile signature was used on such certificate still held such office at the date of issue.

     Section 3. Lost Certificates. The Corporation may issue a new certificate or uncertificated shares in place of any certificate theretofore issued by the Corporation and alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claming the certificate to be lost, stolen or destroyed unless the Corporation has notice that the security has been acquired by a bona fide purchaser. The Corporation may, in its discretion and as a condition precedent to the issuance of such new certificate or uncertificated shares, require the owner of such lost, stolen, or destroyed certificate, or his legal representative, to give the Corporation a bond (or other security) sufficient to indemnify it against any claim that may be made against the Corporation (including any expenses or liability) on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares. If, after the issuance of a new certificate or uncertificated shares, a bona fide purchaser of the original security presents the original certificate for registration of transfer, the Corporation shall register the transfer unless such registration would result in an overissuance of securities.

     Section 4. Transfers. Stock of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws or in any agreement with the stockholder making the transfer. Transfers of stock shall be made on the books of the Corporation only by the record holder of such stock or by his attorney lawfully constituted in writing and, in the case of stock represented by a certificate, upon the surrender of the certificate therefor, which shall be cancelled before a new certificate or uncertificated shares shall be issued.

     Section 5. Registered Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares, to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

ARTICLE VI

INTERESTED DIRECTORS AND OFFICERS

     No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, firm, association, or other organization in which one or more of its directors or officers are directors or officers, or are financially interested, shall be void or voidable solely for this reason, or solely because the director or officer is present at the meeting of the Board of Directors or the committee thereof which authorizes or approves the contract of transaction, solely because his or their votes are counted for such purpose, or solely because such director or officer signs a written consent which authorizes or approves the contract or transaction if: (i) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or committee and noted in the minutes, and the Board of Directors or committee in good faith authorizes, approves or ratifies the contract or transaction by the affirmative votes or a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by stockholders holding a majority of the shares entitled to vote; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes, approves or ratifies the contract or transaction. The votes of common or interested directors or officers who are stockholders shall be counted in any such vote of stockholders.

ARTICLE VII

INDEMNIFICATION

     Section 1. Limitation of Liability. No person shall be liable to the Corporation for any loss or damage suffered by it on account of any action taken or omitted to be taken by him as a director or officer of the Corporation if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal matter, had no reasonable cause to believe that his conduct was unlawful.

     Section 2. Action Other Than by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether external or internal to the Corporation, (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent (all such persons being referred to hereafter as an “Agent”) of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he is not liable pursuant to NRS 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person is liable pursuant to NRS 78.138, did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

     Section 3. Action by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit brought by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was an Agent (as defined in Section 2) against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he is not liable pursuant to NRS 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Corporation or for amounts paid in settlement to the Corporation, unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     Section 4. Indemnification Against Expenses of Successful Party. Notwithstanding the other provisions of this Article VII, to the extent that an Agent has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 2 or 3 of this Article VII or in defense of any claim, issue or matter therein, the Corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

     Section 5. Advances of Expenses. Except as limited by Section 6 of this Article VII, expenses incurred in defending or investigating any action, suit, proceeding or investigation shall be paid by the Corporation in advance of the final disposition of such matter, if the Board of Directors authorizes such payments and Agent undertakes to repay such amount in the event that it is ultimately determined, as provided herein, that such person is not entitled to indemnification under Article VII. The provisions of this Section 5 of this Article VII do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

     Section 6. Right of Agent to Indemnification Upon Application; Procedure Upon Application. Any requests for indemnification under Sections 2, 3 or 4, or advance under Section 5 of this Article VII, shall be acted upon promptly and in any event within 45 days, upon the written request of the Agent. In the event no quorum of disinterested directors is obtainable, the Board of Directors shall promptly direct that independent legal counsel shall decide whether the Agent acted in a manner as to justify the Corporation’s not indemnifying or making an advance to the Agent. The right to indemnification or advances as granted by this Article VII shall be enforceable by the Agent in any court of competent jurisdiction if no disposition of such claim is made within 45 days. The Agent’s expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

     Section 7. Other Rights and Remedies. The indemnification and advancement of expenses provided by this Article VII or ordered by a court shall not be deemed exclusive of any other rights to which an Agent seeking indemnification may be entitled under the Articles of Incorporation or any Bylaw, agreement, vote of stockholders or disinterested directors, court order or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, since it is the policy of the Corporation that indemnification of Agents shall be made to the fullest extent permitted by law, except that indemnification, unless ordered by a court pursuant to Section 3 of this Article VII or for the advancement of expenses made pursuant to Section 5 of this Article VII, may not be made to or on behalf of any director or officer if a final adjudication establishes that the director’s or officer’s acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action. The indemnification provided by this Article shall continue as to a person who has ceased to be an Agent and shall inure to the benefit of the heirs, executors and administrators of such a person. All rights to indemnification under this Article shall be deemed to be provided by a contract between the Corporation and the Agent who serves in such capacity at any time while these Bylaws and other relevant provisions of NRS Chapter 78 (the “General Corporation Law”) of the State of Nevada and other applicable law, if any, are in effect. Any repeal or modification thereof shall not affect any rights or obligations then existing.

     Section 8. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was an Agent against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as to such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

     Section 9. Indemnity Fund. Upon resolution passed by the Board, the Corporation may establish a trust or other designated account, grant a security interest or use other means (including, without limitation, a letter of credit), to ensure the payment of certain of its obligations arising under this Article and/or agreements which may be entered into between the Company and its officers and directors from time to time.

     Section 10. Constituent Corporations. For the purposes of this Article, references to “the Corporation” include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation, so that any person who is or was a director or officer of such a constituent corporation or is or was serving at the request of such constituent corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would had he served such constituent corporation in the same capacity.

     Section 11. Other Enterprises, Fines, and Serving at Corporation’s Request. For purposes of this Article, references to “other enterprise” is Sections 2 and 10 shall include employee benefit plans; references to “fines” shall include any excise taxes assessed a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director or officer with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article.

     Section 12. Indemnification of Other Persons. The provisions of this Article VII shall not be deemed to preclude the indemnification of any person who is not an Agent (as defined in Section 1), but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Nevada or otherwise. The Corporation may, in its sole discretion, indemnify an employee, trustee or other agent as permitted by the General Corporation Law of the State of Nevada. The Corporation shall indemnify an employee, trustee or other agent where required by law.

     Section 13. Savings Clause. If this Article or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Agent against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether internal or external, including a grand jury proceeding and an action or suit brought by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated, or by any other applicable law.

     Section 14. Effect of Amendment. No amendment, modification or repeal of this Article or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Agent to be indemnified by the Corporation, nor the obligation of the Corporation to indemnify any such Agent under and in accordance with the provisions of this Article VII as in effect immediately prior to such amendment, modification or repeal with respect to claims arising, in whole or in part, from a state of facts existing on the date of, or relating to matters occurring prior to, such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

ARTICLE VIII

RECORDS

     Section 1. Maintenance of Share Register. The Corporation shall keep at its principal executive office, or at the office of its transfer agent or registrar, if either be appointed and as determined by resolution of the Board of Directors, a record of its stockholders, which shall be updated at least annually, giving the names in alphabetical order and addresses, if applicable, of all stockholders and the number and class of shares held by each stockholder.

     Section 2. Inspection of Share Register. Any person who has been a stockholder of the Corporation for at least six months immediately preceding the demand and any stockholder or stockholders of the Corporation holding at least 5% in the aggregate of the outstanding voting shares of the Corporation, upon at least five (5) days’ written demand, may inspect in person or by agent or attorney and copy, at the stockholder’s expense, the share register during usual business hours; provided, however, that the Corporation may refuse to permit such inspection if the stockholder, or the stockholder’s agent or attorney, refuses to furnish, upon request, an affidavit stating that such inspection is not desired for any purpose which is in the interest of a business or object other than the business of the Corporation and that the person providing the affidavit has not at any time sold or offered for sale any list of stockholders of any domestic or foreign corporation or aided or abetted any person in procuring such record of stockholders of any such purpose.

     Section 3. Examination of Other Books and Records. The Board of Directors shall determine from time to time whether, and if allowed, when and under what conditions and regulations the accounts and books of the Corporation (except such as may be by statute specifically open to inspection) or any of them shall be open to inspection by the stockholders, and the stockholders’ rights in this respect are and shall be restricted and limited accordingly.

ARTICLE IX

GENERAL PROVISIONS

     Section 1. Dividends. Subject to limitations contained in the General Corporation Law of the State of Nevada and the Articles of Incorporation, the Board of Directors may, at any regular or special meeting, declare and the Corporation may pay, dividends on its outstanding capital stock from the net earnings of the Corporation or from the excess of its assets over its liabilities, such dividends to be paid in cash or in property or securities of the Corporation.

     Section 2. Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

     Section 3. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

     Section 4. Corporate Seal. The Corporation shall have a corporate seal in such form as shall be prescribed by the Board of Directors.

     Section 5. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. Stockholders on the record date are entitled to notice and to vote or to receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date, except as otherwise provided by agreement or by applicable law.

     Section 6. Voting of Stock Owner by the Corporation. The Board of Directors may authorize any person, on behalf of the Corporation, to attend, vote and grant proxies to be used at any meeting of stockholders of any corporation (except this Corporation) in which the Corporation may hold stock.

     Section 7. Construction and Definitions. Unless the context requires otherwise, the general provisions, rules of construction and definitions in the General Corporation Law of the State of Nevada shall govern the construction of these Bylaws.

     Section 8. Amendments. Subject to the General Corporation Law of the State of Nevada, the Articles of Incorporation and these Bylaws, the Board of Directors may by majority vote of those present at any meeting at which a quorum is present amend or repeal these Bylaws, or enact other Bylaws as in their judgment may be advisable for the regulation of the conduct of the affairs of the Corporation. Unless otherwise restricted by the Articles of Incorporation, these Bylaws may be altered, amended or repealed at any annual meeting of the stockholders (or at any special meeting thereof duly called for that purpose) by the affirmative vote of at least seventy-five percent (75%) of the combined voting power of the then outstanding shares of capital stock of all classes and series of the Corporation entitled to vote generally in the election of directors, voting as a single class, proved that, in the notice of any such special meeting, notice of such purpose shall be given.